Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

American Spectrum Realty, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2011 relating to the consolidated financial statements of American Spectrum Realty, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus included in the Registration Statement on Form S-3.

EEPB, P.C.
Houston, Texas
October 17, 2011